Exhibit 99.2
Abtech Holdings, Inc.
Pro Forma Condensed Consolidated Financial Statements (Unaudited)

	AbTech	Abtech
	Industries	Holdings
	as of	as of
	September	November,	Adjustments
Balance Sheets	30, 2010	30, 2010	(see Note 2)		Pro Forma

ASSETS
Current assets
Cash	$11,373	$—	$350,000	(c)	$711,373
			350,000	(d)

Accounts receivable	32,566				32,566
Inventories	589,846				589,846
Advances		1,295,000	(1,295,000	) (e)
Note receivable			1,355,000		1,355,000
Prepaid expenses and other current assets	96,783				96,783

Total current assets	730,568	1,295,000			2,785,568

Fixed assets, net	70,003				70,003
Other assets	45,661				45,661

TOTAL ASSETS	$846,232	$1,295,000			$2,901,232

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities
Accounts payable	$515,334	$151,278	(141,278	) (f)	$525,334
Notes and loans payable	339,500	550,202	(450,000	) (c)	439,702
Customer deposits	178,131				178,131
Other current liabilities	136,592				136,592

Total current liabilities	1,169,557	701,480			1,279,759

Due to related party	107,853				107,853
Convertible promissory notes	6,057,866		(5,112,866	) (b)	—
			(1,295,000	) (e)
			350,000	(d)

TOTAL LIABILITIES	7,335,276	701,480			1,387,612

Stockholders’ equity (deficiency)
Preferred stock	15,898		(15,898	) (a)	—
Common stock	55,019	51,886	4,114	(a)	59,000
			(55,019	) (a)
			3,000	(c)
Additional paid in capital	16,992,049	875,564	(267,127	) (a)	25,006,630
			5,112,866	(b)
			2,152,000	(c)
			141,278	(f)
Accumulated deficit	(23,552,010)	(333,930)	333,930	(a)	(23,552,010)

Total stockholders’ equity (deficiency)	(6,489,044)	593,520			1,513,620

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$846,232	$1,295,000			$2,901,232

See notes to pro forma condensed consolidated financial statements (unaudited).

Abtech Holdings, Inc.
Pro Forma Condensed Consolidated Financial Statements (Unaudited)

	AbTech	AbTech
	Industries	Holdings
Statement of Operations	December 31,	May 31,
for the fiscal year ended	2009	2010	Adjustments	Pro Forma

Net revenues	$262,782	$—		$262,782
Cost of Revenues	430,045	—		430,045
Selling, general and administrative expense	1,921,680	29,546		1,951,226
Research and development expense	456,845	—		456,845

Operating loss	(2,545,788)	(29,546)		(2,575,334)
Interest expense	(48,149)	—		(48,149)
Other income (expense)	(27,455)	—		(27,455)

Net loss before income taxes	(2,621,392)	(29,546)		(2,650,938)
Provision for income taxes	—	—

Net loss	$(2,621,392)	$(29,546)		$(2,650,938)

Net loss per share basic and diluted				$(0.04)
Weighted average number of shares				59,000,000

See notes to pro forma condensed consolidated financial statements (unaudited).

	AbTech	AbTech
	Industries	Holdings
Statement of Operations	September 30,	November 30,
for the nine months ended	2010	2010	Adjustments	Pro Forma

Net revenues	$343,930	$—		$343,930
Cost of Revenues	291,825	—		291,825
Selling, general and administrative expense	1,556,080	205,156		1,761,236
Research and development expense	382,745	—		382,745

Operating loss	(1,886,720)	(205,156)		(2,091,876)
Interest expense	(89,821)	—		(89,821)
Other income (expense)	(22,197)	—		(22,197)

Net loss before income taxes	(1,998,738)	(205,156)		(2,203,894)
Provision for income taxes	—	—

Net loss	$(1,998,738)	$(205,156)		$(2,203,894)

Net loss per share basic and diluted				$(0.04)
Weighted average number of shares				59,000,000
See notes to pro forma condensed consolidated financial statements (unaudited).

ABTECH HOLDINGS, INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
NOTE — 1 BASIS OF PRESENTATION
On July 17, 2010, Abtech Holdings, Inc. (“ABHD”) (formerly known as Laural Resources, Inc.) entered into a Merger Agreement (the Merger Agreement) with AbTech Industries, Inc. (“AbTech”). Under the terms of the Merger Agreement, ABHD agreed to acquire (through a reverse acquisition transaction) all of the issued and outstanding common stock of AbTech, including shares issuable upon the conversion of Series A preferred stock and convertible promissory notes outstanding (together referred to herein as the “Convertible Shares”), in exchange for the stockholders of AbTech acquiring 46,000,000 shares of ABHD common stock. ABHD also agreed to reduce its number of common shares issued and outstanding to 10,000,000 shares at the time of closing, excluding any shares issued by ABHD to raise the $3 million capital infusion required by the Merger Agreement.
Upon completion of the acquisition, and assuming that all holders of Convertible Shares exercise their right to convert into AbTech common shares, the then existing AbTech stockholders would own approximately 46,000,000 (78%) of the 59,000,000 outstanding shares of common stock of the combined Company. Consequently, for accounting purposes, the transaction will be accounted for as a reverse acquisition, with AbTech as the acquirer. Subsequent to the consummation of the transaction, the historical financial statements of AbTech will become the historical financial statements of the combined company and the assets and liabilities of ABHD will be accounted for as required under the purchase method of accounting. The results of operations of ABHD will be included in the consolidated financial statements from the closing date of the acquisition. The purchase price is assumed to be equal to ABHD book value since ABHD had limited assets and operations, and no goodwill is recorded on the transaction.
The accompanying pro forma condensed consolidated financial statements are unaudited and illustrate the effect of ABHD’s reverse acquisition of AbTech as if all Convertible Shares of AbTech are converted into AbTech common shares. Holders of Convertible Shares have the right to convert these instruments to common stock, but are not obligated to do so. The 46,000,000 shares of ABHD designated for AbTech stockholders in the merger transaction will be allocated based on the assumption that all the Convertible Shares are converted to common stock. Any Convertible Shares that are not actually converted will remain as a minority ownership or debt obligation of AbTech which will be a subsidiary of, and controlled by, ABHD. The ABHD shares of common stock designated for the holders of Convertible Shares that do not convert prior to the close of the merger transaction, will be held in reserve and issuable upon the future conversion of any Convertible Shares.
The pro forma condensed consolidated balance sheet shown on these pro forma statements is based on the historical balance sheet of AbTech as of September 30, 2010 and the historical balance sheet of ABHD as of November 30, 2010 and assumes that the merger transaction took place on that date. The pro forma condensed consolidated statement of operations for a full fiscal year is based on the historical statement of operations for AbTech for the year ended December 31, 2010 and the historical statement of operations for ABHD for the year ended May 31, 2010. The pro forma condensed consolidated statement of operations for the nine-month interim period is based on the historical statement of operations of AbTech for the nine months ended September 30, 2010 and the historical statement of operations for ABHD for the nine months ended November 30, 2010. The pro forma condensed consolidated statements of operations assume the merger transaction took place at the beginning of the periods presented.
The pro forma condensed consolidated financial statements may not be indicative of the actual results of the merger transaction. In particular, the pro forma condensed consolidated financial statements are based on management’s current estimate of the allocation of the purchase price, the actual allocation of which may differ.

The accompanying pro forma condensed consolidated financial statements should be read in connection with the historical financial statements of AbTech and ABHD, including the related notes and other financial information included in the filing.
NOTE — 2 PRO FORMA ADJUSTMENTS
The pro forma adjustments to the unaudited condensed consolidated balance sheet are as follows:
(a)	To reflect the reverse acquisition of AbTech equal to the book value of ABHD.

(b)	To reflect the assumed conversion of convertible promissory notes into shares of AbTech common stock.

(c)	To reflect the cash funding required from new investors to pay the remaining $1,750,000 due to AbTech at closing and to repay the $450,000 note payable on the ABHD balance sheet which was used to fund advances to AbTech.

(d)	To reflect cash advances made by ABHD to AbTech between AbTech’s balance sheet date (9/30/10) and ABHD’s balance sheet date (11/30/10).

(e)	To eliminate the $1,295,000 of cash advances on the ABHD balance sheet against the corresponding convertible promissory notes of $1,295,000 on the AbTech balance sheet.

(f)	To reduce ABHD accounts payable to $10,000 as required by the Merger Agreement.
NOTE — 3 PRO FORMA NET LOSS PER COMMON SHARE
The unaudited pro forma basic and diluted net loss per share are based on the assumption that the number of shares of ABHD common stock issued in connection with the reverse acquisition of AbTech were outstanding as of the beginning of the periods presented.